Exhibit 10.02

                     FIRST AMENDMENT TO
     ENRON EXECUTIVE SUPPLEMENTAL SURVIVOR BENEFITS PLAN


     WHEREAS, Enron Corp. (the "Company") has heretofore adopted the Enron Executive Supplemental Survivor Benefits
Plan (the "Plan"); and

     WHEREAS, the Board of Directors of the Company has determined and authorized that the Plan be amended to clarify the meaning of "Retirement" under the Plan as a result of changes being made to the Enron Corp. Retirement
Plan;

     NOW, THEREFORE, the Plan is amended as follows:

     Subparagraph (l) under Section 1 is rescinded and the following is inserted in its place:

     "(l) "Retirement" means after attainment of age 55 with at least 5 years of service, an Employee's termination of employment and eligibility to receive benefits under the Enron Corp. Retirement Plan."

     AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Date: August 7, 1995               ENRON CORP.


                              By:  PHILIP J. BAZELIDES
                              Title: Philip J. Bazelides
                                  Vice President, Corporate
                                    Human Resources
                                      Enron Corp.


ATTEST:

PEGGY B. MENCHACA
Title:  Vice President & Secretary